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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 AUGUST 5, 1999
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                         1-8993                   94-2708455
(State or other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)      file number)           Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5.         OTHER EVENTS.

White Mountains Insurance Group, Inc. (the "Company") owns a minority interest in Financial Security Assurance Holdings Ltd. ("FSA"), which writes municipal and asset-backed securities credit enhancement insurance. The Company does not consolidate FSA into its financial statements due to its minority ownership position but did include the consolidated financial statements of FSA and the related report of independent accountants as Exhibit 99(b) to its Form 10-K for the year ended December 31, 1998.

During a filing of a shelf registration by FSA in April 1999 and resulting discussions with the Securities and Exchange Commission, FSA revised its accounting with respect to a forward share purchase agreement with two financial institutions which it entered into in 1996. The effect of this change in accounting by FSA served to decrease its shareholders' equity by $7.3 million, $6.4 million and $2.7 million as of December 31, 1998, 1997 and 1996, respectively.

The aggregate impact of the FSA restatement on the Company's December 31, 1998, December 31, 1997 and December 31, 1996 shareholders' equity is less than $1.0 million and, therefore, the Company does not expect to restate its historical results. The full impact of the FSA restatement has been reflected in the Company's June 30, 1999 financial statements.

On August 5, 1999, FSA filed an amendment to its Form 10-K for the year ended December 31, 1998 to amend and restate its Form 10-K previously filed on March 25, 1999. Exhibit 99 to this Form 8-K filed herein contains the amended and restated consolidated financial statements of FSA and the related report of independent accountants. Exhibit 99 to this Form 8-K amends and supercedes
Exhibit 99(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)        Exhibits.  The following exhibits are filed herewith:

     Exhibit No.       Description
     -----------       -----------

     23                Consent of PricewaterhouseCoopers LLP dated
                       September 21,1999

     99 Amended and restated 1998 consolidated financial statements of FSA and the related report of independent accountants


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        WHITE MOUNTAINS INSURANCE GROUP, INC.



Dated: September 22, 1999               By:               /s/
                                            -------------    -------------------
                                        Michael S. Paquette
                                        Senior Vice President and
                                         Controller